                                                                     EXHIBIT 4





                        1994 EMPLOYEE STOCK OPTION PLAN


                                       OF


                            INSTEEL INDUSTRIES, INC.





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                       1994 EMPLOYEE STOCK OPTION PLAN OF
                            INSTEEL INDUSTRIES, INC.


1.       Purpose.

                 The purpose of the 1994 Employee Stock Option Plan of Insteel Industries, Inc. (the "Plan") is to encourage and enable selected key employees of Insteel Industries, Inc. (the "Corporation") to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of incentive stock options ("Incentive Options") and nonqualified stock options ("Nonqualified Options"). Incentive Options and Nonqualified Options shall be referred to herein collectively as "Options."

2.       Administration of the Plan.

                 The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Board of Directors of the Corporation (the "Board"), as appointed by the Board, each of whom shall be eligible to administer the Plan pursuant to the disinterested administration requirements of Rule 16b-3(c)(2)(i) (or any successor rule) under the Securities Exchange Act of 1934 (the "Act"). Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan including, without limitation, the following: (i) to determine the individuals to receive Options, the nature of each Option as an Incentive Option or a Nonqualified Option, the times when Options shall be granted, the number of shares to be subject to each Option, the Option Price (determined in accordance with Paragraph 6), the Option Period (determined in accordance with Paragraph
7), and the time or times when each Option shall be exercisable; (ii) to prescribe the form or forms of the agreements evidencing any Options granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, the rules and regulations, and the agreements evidencing Options granted under the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan.

3.       Effective Date; Term of the Plan.

                 The effective date of the Plan shall be September 23, 1994. Options may be granted under the Plan on or after the effective date, but not after September 22, 2004.

4.       Shares of Common Stock Subject to the Plan.

                 The number of shares of Common Stock that may be issued pursuant to Options shall not exceed in the aggregate 750,000 shares of authorized but unissued Common Stock. The Corporation hereby reserves sufficient authorized shares to provide for the exercise of such Options. Any shares subject to an Option which, for any reason, expires or is terminated unexercised as to such shares may again be subjected to an Option granted under the Plan. If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall make such adjustments to Options or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options.

5.       Eligibility.

                 An Option may be granted only to an individual who satisfies the following eligibility requirements on the date the Option is granted:

                 (a) The individual is an employee of the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

                 (b) The individual falls within the classification of key employees of the Corporation or a related corporation. For this purpose, "key employees" are those employees of the Corporation who the Committee determines are in a position materially to affect the profits of the Corporation or such related corporation by reason of the nature and extent of each such employee's duties, responsibilities, personal capabilities, performance and potential.

                 (c) With respect to the grant of an Incentive Option, the individual does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation; provided, that an individual owning more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation may be granted an Incentive Option if the price at which such Option may be exercised is greater than or equal to 110 percent of the fair market value of the shares on the date the Option is granted and the period of the Option does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributed to him under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code").

                 (d) The individual, being otherwise eligible under this Paragraph 5, is selected by the Committee as an individual to whom an Option shall be granted (an "Optionee").





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6.       Option Price.

                 The price per share of Common Stock at which an Option may be exercised (the "Option Price") shall be the fair market value per share of the Common Stock on the date the Option is granted, as established by the Committee and set forth in the terms of the agreement granting the agreement (as provided in Paragraph 9). For this purpose, the following rules shall apply:

                 (a) An Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the effective date of the Option.

                 (b) The fair market value per share of the Common Stock shall be determined in good faith by the Committee and shall be (i) the price per share of the last sale of such shares on the New York Stock Exchange as reported in The Wall Street Journal for the date the Option is granted or, if there are no shares traded on the date of grant, the last trading day prior to the date of grant, or (ii) if the Common Stock is not listed and traded on the New York Stock Exchange or another recognized securities exchange, but is traded on the over the counter market, then the Option Price shall be the closing sales price as reported in NASDAQ National Market System on the date the Option is granted, or, if the Option is not granted on a trading date, then on the trading date nearest preceding the date the Option is granted for which closing sales price information is available on the NASDAQ National Market System; or (iii) if the Common Stock ceases to be traded on the open market, then in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

                 (c) In no event shall there first become exercisable by the Optionee in any one calendar year incentive stock options granted by the Corporation or any related corporation with respect to shares of Common Stock having an aggregate fair market value (determined at the time an option is granted) greater than $100,000.

7.       Option Period and Limitations on the Right to Exercise Options.

                 (a) The period during which an Option may be exercised (the "Option Period") shall be determined by the Committee when the Option is granted and shall extend from the date on which the Option is granted to a date not more than ten years from the date on which the Option is granted. Subject to the restriction contained in the preceding sentence and as otherwise provided in this Plan, an Option shall be exercisable on such date or dates, during such period, for such number of shares, and subject to such conditions as shall be determined by the Committee and set forth in the agreement evidencing such Option, subject to the rights granted in Paragraphs 7(c)(iii) and 7(c)(iv) herein to the Committee in specified circumstances to accelerate the time when Options may be exercised. An Option may not be exercised before the Plan has been approved by the shareholders of the Corporation, which approval must occur, if at all, within one year of the date on which the Plan is adopted by the





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

         Board. Any Option or portion thereof not exercised before the expiration of the Option Period shall terminate.


                 (b) An Option may be exercised by giving written notice to the Committee or its designee at such time and place as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of cash or shares of Common Stock owned by the Optionee at the time of exercise, or in any combination thereof; provided, that the Committee may, in its sole and absolute discretion and subject to such terms and conditions as it deems appropriate, permit all or a portion of the purchase price to be paid by (i) funds borrowed from the Corporation pursuant to Paragraph 7(f), (ii) delivery of written notice of exercise to the Committee and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price, or a combination of such methods. Shares tendered in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, which shall be determined in good faith by the Committee and shall be (i) the price per share of the last sale of such shares on the New York Stock Exchange as reported in The Wall Street Journal for the last trading day nearest preceding the date on which the option is exercised; or (ii) if the Common Stock is not listed and traded on the New York Stock Exchange or another recognized securities exchange but is traded in the over the counter market, then the fair market value shall be the closing sales price of such Common Stock as reported in the NASDAQ National Market System on the last trading day nearest preceding the date of exercise; or (iii) if the shares of the Company cease to be traded on the open market, then in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations. The closing with respect to the exercise of an Option shall occur on the date specified in the notice of exercise, and shall take place at the principal place of business of the Corporation, or such other place as the Committee and the Optionee shall agree. Notwithstanding the foregoing, the closing may be delayed in the discretion of the Committee for such time period as is necessary to enable the Corporation to comply with any federal and state securities laws applicable to the exercise of the Options granted hereby.

                 (c) No Option shall be exercised unless the Optionee, at the time of exercise, shall have been an employee continuously since the date the Option was granted, subject to the following:

                          (i) An Option shall not be affected by any change in the terms, conditions or status of the Optionee's employment, provided that the Optionee continues to be an employee of the Corporation or a related corporation.

                          (ii) The employment relationship of an Optionee may, in





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                 the discretion of the Committee, be treated as continuing
                 intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, and in any event shall be treated as continuing during such period as the Optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an Optionee may, in the discretion of the Committee, also be treated as continuing intact while the Optionee is not in active service because of disability; provided, that shares acquired by the Optionee pursuant to exercise of an Incentive Option shall be subject to Sections 421 and 422 of the Code only if and to the extent that such exercise occurs within twelve months less one day following the date the Optionee's employment is considered to be terminated because of such disability under Section 422. For purposes of this subparagraph (c)(ii), "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee shall determine whether an Optionee is disabled within the meaning of this subparagraph.

                          (iii)   If the employment of an Optionee is
                 terminated because of death or disability, the Option may be exercised following such termination only to the extent determined by the Committee in its discretion; provided that such discretion may include a decision to accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the date of the Optionee's termination of employment (his "termination date"). In any such event, the Option must be exercised, if at all, prior to the earlier of: (A) the first anniversary of the Optionee's termination date, or (B) the close of the Option Period. In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession. For purposes of this subparagraph
                 (c)(iii) and subparagraph (c)(iv) immediately following, "disability" shall mean a condition with respect to an Optionee occurring while he is employed by the Corporation and defined as a "disability" under the Corporation's long term disability insurance policy which may be in effect from time to time, as determined by a medical doctor selected or approved by the Corporation. In the event that there is no disability insurance policy owned by the Corporation and in effect, disability shall mean the inability, by reason of physical or mental infirmity, or both, of an Optionee to perform his duties as an employee of the Corporation, as determined by the Committee.





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                                  (iv)     If the employment of the Optionee is
                          terminated for any reason other than death or disability, his Option may be exercised only to the extent determined by the Committee in its discretion; provided, that such discretion may include a decision to accelerate the date of exercising all or any part of the Option which was not otherwise exercisable on the Optionee's termination date. In such event, the Option must be exercised, if at all, prior to the earlier of: (A) 90 days following the Optionee's termination date, or (B) the close of the Option Period.

                 (d) An Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are issued to him or them under the Plan.

                 (e) Nothing in the Plan shall confer upon the Optionee any right to continue in the employment of the Corporation or a related corporation, or to interfere in any way with the right of the Corporation or a related corporation to terminate the Optionee's employment at any time.

                 (f) If an Optionee shall exercise an Option with funds borrowed from the Corporation, the Optionee shall execute a promissory note in favor of the Corporation for the amount of the Option Price borrowed. The promissory note shall provide for such repayment terms as the Committee in its discretion shall establish; provided, that the rate of interest in effect under the promissory note shall equal or exceed the rate necessary to prevent application of the unstated interest rules under Section 483 of the Code. In addition, the Optionee shall execute an agreement assigning to the Corporation as security for the promissory note the shares acquired pursuant to the Option. The security agreement shall provide for the shares to be held by the Committee until the promissory note is repaid in full; provided, that if Optionee shall not have repaid the promissory note in full at the time of his termination of employment with the Corporation, or if he shall otherwise be in default under the terms of such promissory note, the Committee shall retain the number of shares needed to repay the outstanding balance on such note, and shall deliver a certificate for the remaining shares held by the Committee to the Optionee.

8.       Nontransferability of Options.

                 Except to the extent, if any, as may be permitted by the Code, Rule 16b-3 under the Act or any successor statutes or rule:

                 (a) An Option shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder). An Option shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative.





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                 (b)      If an Optionee is subject to Section 16 of the Act,
         shares of Common Stock acquired upon exercise of an Option may not, without the consent of the Committee, be disposed of by the Optionee until the expiration of six months after the date the Option was granted.

9.       Certain Definitions.

                 For purposes of the Plan, the following terms shall have the meaning indicated:

                 (a) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

                 (b) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time as of which a determination is being made, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

                 (c) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time as of which a determination is being made, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

                 (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

                 (e) In general, terms used in the Plan shall, where appropriate, be given the meaning ascribed to them under the provisions of the Code applicable to incentive stock options.

10.      Stock Option Agreement.

                 The grant of any Option under the Plan shall be evidenced by the execution of an agreement (the "Agreement") between the Corporation and the Optionee. Such Agreement shall set forth the date of grant of the Option, the Option Price, and the time or times when and the conditions upon the happening of which the Option shall become exercisable. Such Agreement shall also set forth the restrictions, if any, with respect to which the shares to be purchased thereunder shall be subject, and such other terms and conditions as the Committee shall determine, which are consistent with the provisions of the Plan and applicable law and regulations.





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11.      Restrictions on Shares.

                 The Committee may impose such restrictions on any shares issued pursuant to the exercise of Options granted hereunder as it may deem advisable, including without limitation restrictions under the Securities Act of 1933, as amended, under the requirements of the New York Stock Exchange and under any Blue Sky or securities laws applicable to such shares. The Committee may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option granted hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

12.      Amendment or Termination.

                 The Plan may be amended or terminated by action of the Board; provided, that:

                 (a) Any change in (i) the aggregate number of shares which may be issued under the Plan (other than changes as described in Paragraph 4), (ii) the description of the class of employees eligible to receive Options under the Plan, or (iii) any other amendment which requires shareholder approval in order to secure an exemption from
         Section 16(b) of the Act, shall be made only with the approval of the shareholders of the Corporation.

                 (b) No Option shall be adversely affected by a subsequent amendment or termination of the Plan.

                 (c) No Option shall be amended (i) without the consent of the Optionee, and (ii) if the Option is an Incentive Option, without the opinion of legal counsel to the Corporation that such amendment will not constitute a "modification" within the meaning of Section 424 of the Code if the Board determines such an opinion is necessary.

13.      Withholding.

                 The Corporation shall require any recipient of shares pursuant to an exercise of an Option to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient.

14.      Predecessor Plan.

                 As of the effective date of the Plan, no further options shall be granted under the 1985 Insteel Industries, Inc. Employee Incentive Stock Option Plan, as amended (the "Predecessor Plan"). The Predecessor Plan shall continue in effect and shall be applicable with respect to all options granted prior to the effective date under the Predecessor Plan.





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         15.     Section 16(b) Compliance.

                 It is the intention of the Corporation that the Plan shall comply in all respects with Rule 16b-3 under the Act, and, if any Plan provision is later found not to be in compliance with Section 16 of the Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of it meeting the requirements of Rule 16b-3 (or successor rules applicable to the Plan). Notwithstanding anything in the Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or Directors subject to
Section 16 of the Act without so restricting, limiting or conditioning the Plan with respect to other participants.

16.      Applicable Law.

                 Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.

                 IN WITNESS WHEREOF, this Employee Stock Option Plan has been executed in behalf of the Corporation as of the 23rd day of September, 1994.

                                        INSTEEL INDUSTRIES, INC.


                                        By:
                                            ---------------------------
                                               President

Attest:
                                            --------------------------------


------------------------
      Secretary


[Corporate Seal]





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

                      1994 EMPLOYEE STOCK OPTION AGREEMENT
                                       OF
                            INSTEEL INDUSTRIES, INC.


                 THIS AGREEMENT, made the ____ day of ____________, 199__, between INSTEEL INDUSTRIES, INC., a North Carolina corporation (the "Corporation"), and ______________, an employee of the Corporation or a related corporation (the "Optionee");

                               R E C I T A L S :

                 In furtherance of the purposes of the 1994 Employee Stock Option Plan of Insteel Industries, Inc. (the "Plan"), the Corporation and the Optionee hereby agree as follows:

                 1. The rights and duties of the Corporation and the Optionee under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is attached to this Agreement and the terms of which are incorporated herein by reference.

                 2. The Corporation hereby grants to the Optionee pursuant to the Plan, as a matter of separate inducement and agreement in connection with his employment, the right and option (the "Option") to purchase all or any part of an aggregate of _____________ (____) shares of the Common Stock of the Corporation (the "shares"), at the purchase price of $_________ per share. The Option will expire if not exercised in full on or before the _____ day of _____________________, _____.

                 3. The Option shall become exercisable on the date or dates shown on Schedule A to the extent of the number of shares set forth on Schedule A beside each date. To the extent that an Option which is exercisable is not exercised, such Option shall accumulate and be exercisable by the Optionee in whole or in part at any time prior to expiration of the Option. Upon the exercise of an Option in whole or in part, the Optionee shall pay the purchase price to the Corporation in accordance with the provisions of Paragraph 7 of the Plan, and the Corporation shall as soon thereafter as practicable deliver to the Optionee a certificate or certificates for the shares purchased.

                 4. Nothing contained in this Agreement or the Plan shall require the Corporation or a related corporation to continue to employ the Optionee for any particular period of time, nor shall it require the Optionee to remain in the employ of the Corporation or such related corporation for any particular period of time. Except as otherwise expressly provided in the Plan, all rights of the Optionee under the Plan with respect to the unexercised portion of his Option shall terminate immediately upon termination of the employment of the Optionee with the Corporation or a related corporation.

                 5. This Option shall not be transferable (including by pledge or hypothecation) other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code of 1986, Title I of the Employee Retirement Income Security Act, or the rules thereunder). This Option shall be exercisable during the Optionee's lifetime only by the Optionee or by his guardian or legal representative.

                 6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

                 IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Optionee on the day and year first above written.

                                           INSTEEL INDUSTRIES, INC.



                                           By:________________________________
                                                   President
Attest:


_____________________________
         Secretary

[Corporate Seal]

                                           OPTIONEE


                                           _____________________________________
                                           Printed Name: _______________________





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                      1994 EMPLOYEE STOCK OPTION AGREEMENT
                                       OF
                            INSTEEL INDUSTRIES, INC.


                                   SCHEDULE A



         Name of Optionee:
         Date Option granted:
         Date Option expires:
         Number of shares subject to Option:
         Option Price (per share):






         Date Installment                  Number of Shares                          Incentive or
         First Exercisable                 in Installment                            Nonqualified
         -----------------                 --------------------                      ------------
